UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2016

Textmunication Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, we assumed a Senior Secured Convertible Promissory Note in the principal amount of $50,000 in connection with our acquisition of Textmunication, Inc., our wholly owned subsidiary. The note was held by Realty Capital Management Limited. In order to induce the financing, our officer and director, Wais Asefi, agreed to pledge 59,400,000 of his personal shares as collateral to secure payment under the note.

In September of 2013, we issued a convertible promissory note in the principal amount of $12,738. The note was held by Mokus Estates Ltd.

Also in September of 2013, we issued a convertible promissory note in the principal amount of $25,476. The note was held by Realty Capital Management Limited.

In November of 2013, we issued a convertible promissory note in the principal amount of $10,000. The note was held by Creative Capital Ventures.

On September 8, 2016, we settled all four notes for an aggregate settlement amount of $32,000. As a result of the settlement, the 59,400,000 shares held as collateral were returned to Mr. Asefi.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings, Inc.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer

Date: September 9, 2016

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